Exhibit 3.3

AMENDED

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:
RAPID HOLDINGS INC
(Name of Corporation)

FILING FOR THE PERIOD OF	MAR, 2010	TO	MAR, 2011 Due by Apr 30, 2011

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100443427-67
Filing Date and Time 06/18/2010 3:05 PM
Entity Number EO127052010-3

**YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gon**
The entity's duly appointed resided agent in the State of Nevada upon whom process be served is
CSC SERVICES OF NEVADA, INC 502 EAST JOHN STREET CARSON CITY NV 89706 A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT www.nvsos.gov

USE BLACK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent tor egistered agent.)
1. Print or type names and addressed either residence or business for all officers and directors. A President, Secretary, Treasurer or equivalent of and all Directors must be named. There must be at least one director. An officer must sign  the form. FORM WILL BE RETURNED IF UNSIGNED.
2. If there are additional directors attach a list of them to this form.
3. List fee is $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the deadline.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above one file stamped copy will be returned at no additional charge to recevie a certified copy, enclose an additional $20.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
5. Return the completed form to: Secretary of State 202 North Carson Street, Carson City, NV 89701-4201 (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the first month following the incorporation initial registration date. (Postmark date is not accepted as receipt date) Forms received after due date will be returned for additional fees and penalties.

FILING FEE : $125.00     LATE  PENALTY: $75.00       BUSINESS LICENSE: FEE $200.00          LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE
oPursuant to NRS, this entity is exemtp from the business license fee. Exemption code:			Section 7(2): Exemption Codes
001 - Governmental Entity
oMonth and Year your State Business License expires 20			002 - 501(c) Nonprofit Entity
003 - Home-based Business
☐This corporation is a publicly traded corporation. The Central Index Key number is:			005 - Motion Picture Company
006 - NRS 6806.020 Insurance Co.
☐This publicly corporation is not required to have a Central Index Key number.
NAME	TITLE(S)
Anthony Barron	PRESIDENT (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP
9903 Santa Monica Blvd, #346	Beverly Hills	CA	90212

NAME	TITLE(S)
Anthony Barron	SECRETARY (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP
9903 Santa Monica Blvd, #346	Beverly Hills	CA	90212

NAME	TITLE(S)
Anthony Barron	TREASURER (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP
9903 Santa Monica Blvd, #346	Beverly Hills	CA	90212

NAME	TITLE(S)
Anthony Barron	DIRECTOR (OR EQUIVALENT OF)

ADDRESS	CITY	ST	ZIP
9903 Santa Monica Blvd, #346	Beverly Hills	CA	90212
I declare to the best  of my knowledge under penalty of perjury , that the above mentioned entity has complied with the provisions of NRS.360.780 and acknowledge that pursuant to NRS239.330 it is category C felony to knowingly offer any false or forge instruments for filing in the Office of the Secretary of State.

Signature: /s/ Anthony Barron	Title: President	Date: 5/19/10